Exhibit 99.1

AMERI100 announces first quarter 2018 financial results

– Management to Host Conference Call Today at 8:30 a.m. ET (New York) –

PRINCETON, N.J., May 15, 2018 -- AMERI Holdings, Inc. (NASDAQ: AMRH) (“Ameri100” or the “Company”), a specialized SAP® cloud, digital and enterprise services company, today reported its first quarter 2018 financial results.

First Quarter 2018 vs. First Quarter 2017

•	Revenue of $11.1 million compared to $12.3 million;
•	Gross profit of $2.3 million compared to $3.3 million;
•	Gross margin of 21.2% compared to 26.8%;
•	GAAP net (loss) of $(2.1) million compared to $(1.2) million;
•	(Loss) per share of $(0.11) compared to $(0.09); and
•	Adjusted EBITDA was $(0.1) million compared to $ 0.8 million.

“We made considerable progress in the first quarter towards returning to adjusted EBITDA profitability in the first-half of 2018 as cost reductions and productivity improvements narrowed Adjusted EBITDA loss by approximately $600,000 from fourth quarter 2017 to first quarter 2018,” stated Brent Kelton, Chief Executive Officer of Ameri100. “As expected, revenue and profitability declined for the quarter as compared to the year-ago period, which included a large project that was completed last year and overshadowed new projects brought in during the first quarter of this year. These new projects demonstrate execution on our strategy to drive higher-margin solution sales and our ability to deepen the penetration of our clients’ IT budgets and gain new clients for our cloud services. Overall, we are seeing strong market receptivity to our service offerings portfolio which spans the steady-growth enterprise market and high-growth, high-margin digital and cloud markets.

“With an improving cost structure and the full effect of our costs rationalization initiatives supporting our goal of restoring Adjusted EBITDA profitability in the second quarter, we are turning our attention to driving top-line growth from an SAP services market that is in the early stages of a required migration to SAP S/4HAHA. As one of the few SAP-dedicated consultancies in the marketplace, we are proactively positioning ourselves with enterprises just starting down or are already on their migration paths and building our collaboration with SAP to drive incremental sales. To further embed Ameri100 with SAP, we are planning to exhibit at Sapphire Now, SAP’s annual user conference in June where we will also launch our unified Ameri100 brand. With a broad solutions offering and a focus on high-growth, high demand segments – cloud and digital – coupled with initiatives to broaden awareness of our capabilities and closer alignment with SAP, we are well positioned to secure our long-term success.”

Financial Outlook

Ameri100 reaffirms its prior financial targets for fiscal 2018 of:

•	Adjusted EBITDA profitability during the first-half of the year;
•	Year-over-year revenue growth target of 15% and adjusted EBITDA profitability target for the full year.

Conference Call
Management will host a conference call today, Tuesday, May 15, 2018, at 8:30 a.m. ET (New York time) to discuss the Company’s results as well as recent corporate developments. After opening remarks, there will be a question and answer period. Interested parties may participate in the call by dialing 1-877-270-2148 or 1-412-902-6510. Please call in 10 minutes before the conference call is scheduled to begin. The conference call will also be broadcast live over the Internet. To listen to the live webcast of the call, please go to the Events section of the Ameri100 corporate website. If you are unable to listen live, the call will be archived and can be accessed for a period of one year through the ‘Events’ link provided above.

About Ameri100

Ameri100 is a fast-growing specialized SAP® cloud, digital and enterprise services company which provides SAP® services to customers worldwide. Headquartered in Princeton, New Jersey, Ameri100 has offices in the U.S. and Canada. Ameri100 also has global delivery centers in India. With its bespoke engagement model, Ameri100 delivers transformational value to its clients across industry verticals. For further information, visit www.ameri100.com.

Forward-Looking Statements

This press release includes forward-looking statements that relate to the business and expected future events or future performance of Ameri100 and involve known and unknown risks, uncertainties and other factors that may cause its actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, "believe," "expect," "anticipate," "estimate," "intend," "plan," "targets," "likely," "will," "would," "could," and similar expressions or phrases identify forward-looking statements. Forward-looking statements include, but are not limited to, statements about Ameri100's financial and growth projections as well as statements concerning our plans, predictions, estimates, strategies, intentions, beliefs and other information concerning our business and the markets in which we operate. The future performance of Ameri100 may be adversely affected by the following risks and uncertainties: the level of market demand for our services, the highly-competitive market for the types of services that we offer, market conditions that could cause our customers to reduce their spending for our services, our ability to create, acquire and build new businesses and to grow our existing businesses, our ability to attract and retain qualified personnel, currency fluctuations and market conditions around the world, and other risks not specifically mentioned herein but those that are common to industry. For a more detailed discussion of these factors and risks, investors should review Ameri100's reports on Form 10-K and other reports filed with the Securities and Exchange Commission (the “SEC”), which can be accessed through the SEC's website. Forward-looking statements in this press release are based on management's beliefs and opinions at the time the statements are made. All forward-looking statements are qualified in their entirety by this cautionary statement, and Ameri100 undertakes no duty to update this information to reflect future events, information or circumstances.

Use of Non-GAAP Financial Measures

In addition to financial results calculated in accordance with U.S. generally accepted accounting principles ("GAAP"), information containing non-GAAP financial measures for the Company are disclosed in this press release. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. The Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. Management encourages readers to rely upon the GAAP numbers, but includes the non-GAAP financial measures as supplemental metrics to assist readers.

In this press release, the Company presents the non-GAAP financial measure "adjusted EBITDA". Company management uses this non-GAAP financial measures to evaluate the Company's performance. As the Company's core business is providing information technology services and products, Company management finds it useful to use "adjusted EBITDA", which does not include interest, taxes, depreciation, amortization, preferred stock dividends, stock-based compensation expenses, acquisition related expenses and restructuring expenses. While we may have these types of items and charges in the future, Company management believes that they are not reflective of the day- to-day offering of its products and services and relate more to strategic, multi-year corporate actions, without predictable trends, and that may obscure the trends and financial performance of the Company's core business. Company management believes the exclusion of the items described above from "adjusted EBITDA" is a very common measure utilized in the investment community and it helps Company management benchmark its operations and results with the industry.

The limitation associated with using these non-GAAP financial measures is that these measures exclude items that impact the Company's current period operating results. This limitation is best addressed by using these non-GAAP financial measures in combination with "net income (loss)", and "net income (loss) per diluted share" (the most comparable GAAP measures) because these non-GAAP financial measures do not reflect items that impact current period operating results and may be higher or lower than the most comparable GAAP measure.

Corporate Contact:

Viraj Patel, Chief Financial Officer

IR@ameri100.com

Investor Relations Contact:

Jody Burfening/Sanjay M. Hurry

LHA Investor Relations

(212) 838-3777

IR@ameri100.com

– Financial Tables Follow –

AMERI HOLDINGS, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

Assets	March 31, 2018	December 31, 2017
Current assets:
Cash and cash equivalents	$1,763,448	$4,882,084
Accounts receivable	8,457,627	8,838,453
Other current assets	955,400	924,266
Total current assets	11,176,475	14,644,803
Other assets:
Intangible assets, net	8,675,793	9,469,703
Goodwill	21,898,323	21,898,323
Other assets	6,172,629	6,183,799
Total other assets	36,746,745	37,551,825
Total assets	$47,923,220	$52,196,628
Liabilities
Current liabilities:
Line of credit	$3,264,809	$4,053,318
Accounts payable & accrued expenses	7,537,344	7,907,533
Bank term loan	406,376	749,551
Dividend Payable	557,417	—
Consideration payable – cash	3,430,659	5,509,427
Consideration payable – equity	11,271,000	12,148,053
Total current liabilities	26,467,605	30,367,882
Long- term Liabilities:
Convertible notes	1,250,000	1,250,000
Bank term loan	1,028,840	1,130,563
Total long-term liabilities	2,278,840	2,380,563
Total liabilities	28,746,445	32,748,445

Stockholders' equity:
Stockholders’ equity	19,176,775	19,448,183
Total liabilities and stockholders' equity	$47,923,220	$52,196,628

AMERI HOLDINGS, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

	Three Months Ended March 31, 2018	Three Months Ended March 31, 2017

Revenue	$11,063,010	$12,340,927
Cost of revenue	8,720,125	9,039,577
Gross profit	2,342,885	3,301,350

Operating expenses
Selling, general and administration	2,878,942	3,033,455
Acquisition related expenses	10,000	209,344
Depreciation and amortization	820,736	689,100
Operating expenses	3,709,678	3,931,899
Operating (loss)	(1,366,793)	(630,549)
Interest expenses	(211,159)	(90,806)
Others, net	6,199	(4,149)
Total other income (expenses)	(204,960)	(94,955)
(Loss) before income taxes	(1,571,753)	(725,504)
Tax benefit / (provision)	—	—
(Loss) after income taxes	(1,571,753)	(725,504)
Net income attributable to non-controlling interest	—	3,516
Net (loss) attributable to the Company	(1,571,353)	(721,988)
Dividend on preferred stock	(557,417)	(499,965)
Net (loss) attributable to common stock holders	$(2,129,170)	$(1,221,953)

Basic (loss) per share	$(0.11)	$(0.09)
Diluted (loss) per share	$(0.11)	$(0.09)

Basic weighted average number of common shares outstanding	18,654,197	14,094,536
Diluted weighted average number of common shares outstanding	18,654,197	14,094,536

AMERI HOLDINGS, INC.

UNAUDITED RECONCILIATION OF NET (LOSS) ATTRIBUTABLE TO COMMON STOCK HOLDERS TO EBITDA & ADJUSTED EBITDA

EBITDA and Adjusted EBITDA Calculation	Three Months Ended March 31,
	2018	2017
Net (loss) attributable to the common stockholders:	$(2,129,170)	$(1,221,953)
Dividend on preferred stock	557,417	499,965
Interest expense and other, net	204,960	94,955
Depreciation and amortization	820,736	689,100
Earnings before interest, tax, depreciation and amortization (EBITDA)	(546,057)	62,067
Stock based compensation expense	297,814	566,427
Acquisition related expenses	10,000	209,344
Restructuring expenses	127,100	—
Non-controlling interest	—	(3,516)
Adjusted (EBITDA)	$(111,143)	$834,322

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